SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            KOALA INTERNATIONAL WIRELESS INC.
                        -------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        NEVADA                                              76-0616468
        ------                                              ----------
(State or Other Jurisdiction of                           (IRS Employer
 Incorporation or Organization)                         Identification No.)

                  34 COUPLES GALLERY
                  BALLANTRAE, ONTARIO, CANADA          L4A IM6
                  ---------------------------          -------
          (Address of Principal Executive Offices)    (Zip Code)


                              CONSULTING AGREEMENTS
                              ---------------------
                            (Full Title of the Plan)


(name, address and telephone number of agent for service)
          Terry Clarke                             (with copies to)
            President                            James Vandeberg, Esq.
Koala International Wireless Inc.                 James L. Vandeberg.
       34 Couples Gallery                  1000 Second Avenue, Suite 1710
Ballantrae, Ontario, Canada L4A IM6          Seattle, Washington  98104
          (905) 642-4715                            (206) 973-1895


                         CALCULATION OF REGISTRATION FEE

                                             Proposed maximum       Proposed maximum
Title of securities to be    Amount to be   offering price per     aggregate offering         Amount of
       registered            registered (2)        share                 price            registration fee
-------------------------------------------------------------------------------------------------------------

Common Stock
par value $0.001             4,000,000          $  .15(1)             600,000 (1)            $  136.80
-------------------------------------------------------------------------------------------------------------


     (1) Estimated pursuant to Rules 457(h) and 457(c), solely for the purpose of computing the amount of the registration fee, based on the average of the bid and asked price of the Common Stock on July 11, 2003 as reported on the OTC Bulletin Board.

     (2) This registration statement also covers additional shares of common stock which become issuable under the attached Consulting Agreements with respect to the securities registered hereunder by reason of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance or other transfer by Koala International Wireless Inc. of all or substantially all of its property or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Koala International Wireless Inc. stock.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

Item  1.  Plan  Information.*
          -----------------


Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information.*
          -----------------------------------------------------------------

     *  Information  required  by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item  3.     Incorporation  of  Documents  by  Reference.
             -------------------------------------------
     The following documents filed by Koala International Wireless Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     a. The Registrant's registration statement on Form 10-SB filed with the Commission on March 22, 2001;

     b. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the effective date of its Form 10-SB; and

     c. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 10-SB filed under the Exchange Act on March 22, 2001, including any amendment or report filed for the purpose of updating such description.

     All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4.     Description  of  Securities.
             ---------------------------
     Not  applicable.

Item  5.     Interest  of  Named  Experts  and  Counsel.
             ------------------------------------------
     None.

Item  6.     Indemnification  of  Directors  and  Officers.
             ---------------------------------------------
     As authorized by Section 78.751 of the Nevada General Corporation Law, the Registrant may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the Registrant's best interests. If the legal proceeding, however, is by or in the Registrant's right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

     Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

     The Registrant's articles of incorporation, as amended, provide that its directors or officers shall not be personally liable to the Registrant or any of its stockholders for damages resulting from breaches of fiduciary duty as a director or officer for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes.

     The Registrant's bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant is also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was the Registrant's agent.


Item  7.     Exemption  from  Registration  Claimed.
             --------------------------------------

     Not  applicable.


Item  8.     Exhibits.
             --------

     The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:

      5.1  Opinion  of  James  L.  Vandeberg;
     10.1  Consulting  Agreement  of  Al-Karim  Rahemtulla;
     10.2  Consulting  Agreement  of  Shahenool  Hirji;
     10.3  Consulting  Agreement  of  Farooque  Saleemi;
     10.4  Consulting  Agreement  of  Zaireen Mehnaas;
     10.5  Consulting  Agreement  of  Tom  Walsh;
     23.3  Consent  of  James  L.  Vandeberg  (see  Exhibit  5.1);
     24    Power  of  Attorney  (included  on  signature  page)

Item  9.     Undertakings.
             ------------

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the
--------------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on July 11, 2003.


KOALA  INTERNATIONAL  WIRELESS  INC.

                                     /s/    Terry  Clarke
                                  -------------------------
                                  By:   Terry  Clarke
                                  Its:   President


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry Clarke, as his true and lawful
                                   -------------
attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Koala International Wireless Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                   Title                       Date
--------------------------  -------------               ----

     /s/ Brad Wilson
--------------------------
Brad Wilson                 Chairman and Director       July 11, 2003


     /s/ Derek Pepler
--------------------------
Derek Pepler                Director                    July 11, 2003


      /s/ Miguel Caron
--------------------------
Miguel Caron                Director                    July 11, 2003


     /s/ Christine Cerisse
--------------------------
Christine Cerisse           Director                    July 11, 2003


     /s/ Lorne Catling
--------------------------
Lorne Catling               Director                    July 11, 2003

                                  EXHIBIT INDEX
Exhibit  Number     Description
---------------     -----------

 5.1                Opinion  of  James  L.  Vandeberg;
10.1                Consulting  Agreement  of  Al-Karim  Rahemtulla;
10.2                Consulting  Agreement  of  Shahenool  Hirji;
10.3                Consulting  Agreement  of  Farooque  Saleemi;
10.4                Consulting  Agreement  of  Zaireen Mehnaas;
10.5                Consulting  Agreement  of  Tom  Walsh;
23.3                Consent  of  James  L.  Vandeberg  (see  Exhibit  5.1);
24                  Power  of  Attorney  (included  on  signature  page)

                                   EXHIBIT 5.1
                                   -----------

                         [JAMES L. VANDEBERG LETTERHEAD]


July  11,  2003


Koala  International  Wireless  Inc.
34  Couples  Gallery
Ballantrae,  Ontario,  Canada
L4A  IM6

Attn:  Board  of  Directors

Re:     Registration Statement on Form S-8 of Koala International Wireless Inc.;
        -----------------------------------------------------------------------

Ladies  and  Gentlemen:

At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by you on July 11, 2003, and to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of Four Million (4,000,000) shares of your common stock, par value of $0.001 per share (the "Common Stock"), which will be issuable under the Koala International Wireless Inc. Consulting Agreements (the "Plan").

As your counsel in connection with the Registration Statement, I have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the shares of Common Stock under the Plan (the "Plan Shares") and such documents as I have deemed necessary to render this opinion.

Based upon the foregoing, it is my opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

Very  truly  yours,

JAMES  L.  VANDEBERG.

  /s/  James  L.  Vandeberg

James  L.  Vandeberg













                                  EXHIBIT 10.1

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT

          THIS AGREEMENT is made and entered into as of the 11th day of July 2003 by and between Koala International Wireless, Inc. hereinafter referred to as "Client", with its principal place of business at 34 Couples Gallery, Ballantrae ON L4A 1M6 and Al-Karim Rahemtulla hereinafter referred to as
"Consultant", with its principal place of Business at Suite 200, 675 West Hastings Street, Vancouver BC V6B 1N2

RECITALS

A.   WHEREAS,  Client  is  a  developed  stage  company;  and

B. WHEREAS, the Consultant is generally knowledgeable in the areas of identifying acquisition targets consistent with the business operations of the Company and possesses experience in merger structure, corporate image advertising, business development and business strategy; and

C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general acquisition experience and specific merger structure experience for this type of Company, corporate image advertising, and business development and strategy expertise; and

D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties agree as follows:

1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

1.1 Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company in identifying acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions. Without limiting the generality of the foregoing. Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. Consultant will assist the Company in creating its corporate image advertising, business development and business strategy.

     This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets.

2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/of public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

3. Consideration. Client and Consultant agree that Consultant receive from the Client an initial payment of Eight Hundred Thousand (800,000) shares of Clients common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement.

4. Term. This Agreement shall be effective for a term of one year (1) year starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.

6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may is any way a result from services rendered by the Consultant pursuant to or in any connections with the Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

8.   Representations.  The  Consultant  makes  the  following representation:

     a. Consultant has no prior or existing legally binding obligation that are in conflict with its entering into this Agreement;

     b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

     c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

     d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities law and regulation;

     e. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that is has implemented internal control procedures designed to reasonably insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include; the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required or the Company by any of its suppliers of potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and

     g. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or it a breach of any of the representations and warranties made by the Consultant herein occurs,

9.  The  Company  makes  the  following  representations:

     a. The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission the NASD, or the state securities commission;

     b.   The  Company  is  in  good  standing  in  its  state of incorporation;

     c. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

11. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representative.

13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     Company:  34  Couples  Gallery,  Ballantrae  ON  L4A  1M6

     Consultant:  Suite  200,  675  West  Hastings  Street, Vancouver BC V6B 1N2

     Or at such other locations as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

14. Severability. Every provision of this Agreement is intended to be severable. If any term of provision hereof is deemed unlawful or invalid for nay reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflict of laws.

16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

18. Acknowledgement Concerning Counsel. Each party acknowledges that if had the opportunity to employ separate and independent counsel of its own choosing in connections with this Agreement.

19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.



BY:          /s/Terry  Clarke                The  "Client"
             ----------------
     KOALA  INTERNATIONAL  WIRELESS  INC.



BY:         /s/Al-Karim  Rahemtulla          The  "Consultant"
            -----------------------
             AL-KARIM  RAHEMTULLA

                                  EXHIBIT 10.2

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT


          THIS AGREEMENT is made and entered into as of the 11th day of July 2003 by and between Koala International Wireless, Inc. hereinafter referred to as "Client", with its principal place of business at 34 Couples Gallery, Ballantrae ON L4A 1M6 and Shahenool Hirji hereinafter referred to as
"Consultant", with its principal place of Business at 1865 Rufus Drive, North Vancouver BC V7J 3L8

RECITALS

A.   WHEREAS,  Client  is  a  developed  stage  company;  and

B. WHEREAS, the Consultant is generally knowledgeable in the areas of identifying acquisition targets consistent with the business operations of the Company and possesses experience in merger structure, corporate image advertising, business development and business strategy; and

C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general acquisition experience and specific merger structure experience for this type of Company, corporate image advertising, and business development and strategy expertise; and

D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties agree as follows:

1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

1.1 Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company in identifying acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions. Without limiting the generality of the foregoing. Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. Consultant will assist the Company in creating its corporate image advertising, business development and business strategy.

     This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets.

2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/of public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

3. Consideration. Client and Consultant agree that Consultant receive from the Client an initial payment of Eight Hundred Thousand (800,000) shares of Clients common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement.

4. Term. This Agreement shall be effective for a term of one year (1) year starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.

6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may is any way a result from services rendered by the Consultant pursuant to or in any connections with the Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

8.   Representations.  The  Consultant  makes  the  following representation:

     a. Consultant has no prior or existing legally binding obligation that are in conflict with its entering into this Agreement;

     b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

     c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

     d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities law and regulation;

     e. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that is has implemented internal control procedures designed to reasonably insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include; the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required or the Company by any of its suppliers of potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and

     g. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or it a breach of any of the representations and warranties made by the Consultant herein occurs,

9.  The  Company  makes  the  following  representations:

     a. The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission the NASD, or the state securities commission;

     b.   The  Company  is  in  good  standing  in  its  state of incorporation;

     c. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

11. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representative.

13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     Company:  34  Couples  Gallery,  Ballantrae  ON  L4A  1M6

     Consultant:  1865  Rufus  Drive,  North  Vancouver  BC  V7J  3L8

     Or at such other locations as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

14. Severability. Every provision of this Agreement is intended to be severable. If any term of provision hereof is deemed unlawful or invalid for nay reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflict of laws.

16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

18. Acknowledgement Concerning Counsel. Each party acknowledges that if had the opportunity to employ separate and independent counsel of its own choosing in connections with this Agreement.

19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


BY:          /s/Terry  Clarke                      The  "Client"
             ----------------
      KOALA  INTERNATIONAL  WIRELESS  INC.


BY:          /s/  Shahenool  Hirji                 The  "Consultant"
             ---------------------
                SHAHENOOL  HIRJI














                                  EXHIBIT 10.3

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT

          THIS AGREEMENT is made and entered into as of the 11th day of July 2003 by and between Koala International Wireless, Inc. hereinafter referred to as "Client", with its principal place of business at 34 Couples Gallery, Ballantrae ON L4A 1M6 and Farooque Saleemi, hereinafter referred to as
"Consultant", with its principal place of Business at 2 Gore Way, Chilliwack, BC, Canada.

RECITALS

A.   WHEREAS,  Client  is  a  developed  stage  company;  and

B. WHEREAS, the Consultant is generally knowledgeable in the areas of identifying acquisition targets consistent with the business operations of the Company and possesses experience in merger structure, corporate image advertising, business development and business strategy; and

C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general acquisition experience and specific merger structure experience for this type of Company, corporate image advertising, and business development and strategy expertise; and

D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties agree as follows:

1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

1.1 Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company in identifying acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions. Without limiting the generality of the foregoing. Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. Consultant will assist the Company in creating its corporate image advertising, business development and business strategy.

     This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets.

2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/of public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

3. Consideration. Client and Consultant agree that Consultant receive from the Client an initial payment of Eight Hundred Thousand (800,000) shares of Clients common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement.

4. Term. This Agreement shall be effective for a term of one year (1) year starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.

6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may is any way a result from services rendered by the Consultant pursuant to or in any connections with the Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

8.  Representations.  The  Consultant  makes  the  following  representation:

     a. Consultant has no prior or existing legally binding obligation that are in conflict with its entering into this Agreement;

     b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

     c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

     d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities law and regulation;

     e. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that is has implemented internal control procedures designed to reasonably insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include; the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required or the Company by any of its suppliers of potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and

     g. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or it a breach of any of the representations and warranties made by the Consultant herein occurs,

9.  The  Company  makes  the  following  representations:

     a. The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission the NASD, or the state securities commission;

     b.   The  Company  is  in  good  standing  in  its  state of incorporation;

     c. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

11. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representative.

13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     Company:  34  Couples  Gallery,  Ballantrae  ON  L4A  1M6

     Consultant:  2  Gore  Way,  Chilliwack,  BC,  Canada.

     Or at such other locations as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

14. Severability. Every provision of this Agreement is intended to be severable. If any term of provision hereof is deemed unlawful or invalid for nay reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflict of laws.

16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

18. Acknowledgement Concerning Counsel. Each party acknowledges that if had the opportunity to employ separate and independent counsel of its own choosing in connections with this Agreement.

19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


BY:          /s/Terry  Clarke                       The  "Client"
             ----------------
      KOALA  INTERNATIONAL  WIRELESS  INC.


BY:          /s/  Farooque  Saleemi                 The  "Consultant"
             ----------------------
               FAROOQUE  SALEEMI














                                  EXHIBIT 10.4

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT

     THIS AGREEMENT is made and entered into as of the 11th day of July 2003 by and between Koala International Wireless, Inc. hereinafter referred to as "Client", with its principal place of business at 34 Couples Gallery, Ballantrae, ON, L4A 1M6, and Zaireen Mehnaas hereinafter referred to as "Consultant", with its principal place of Business at 8094 138 Street, Vancouver, BC, V3A 8P9.

RECITALS

A.   WHEREAS,  Client  is  a  developed  stage  company;  and

B. WHEREAS, the Consultant is generally knowledgeable in the areas of identifying acquisition targets consistent with the business operations of the Company and possesses experience in merger structure, corporate image advertising, business development and business strategy; and

C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general acquisition experience and specific merger structure experience for this type of Company, corporate image advertising, and business development and strategy expertise; and

D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties agree as follows:

1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

1.1 Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company in identifying acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions. Without limiting the generality of the foregoing. Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. Consultant will assist the Company in creating its corporate image advertising, business development and business strategy.

     This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets.

2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/of public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

3. Consideration. Client and Consultant agree that Consultant receive from the Client an initial payment of Eight Hundred Thousand (800,000) shares of Clients common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement.

4. Term. This Agreement shall be effective for a term of one year (1) year starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.

6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may is any way a result from services rendered by the Consultant pursuant to or in any connections with the Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

8.   Representations.  The  Consultant  makes  the  following  representation:

     a. Consultant has no prior or existing legally binding obligation that are in conflict with its entering into this Agreement;

     b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

     c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

     d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities law and regulation;

     e. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that is has implemented internal control procedures designed to reasonably insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include; the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required or the Company by any of its suppliers of potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and

     g. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or it a breach of any of the representations and warranties made by the Consultant herein occurs,

9.   The  Company  makes  the  following  representations:

     a. The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission the NASD, or the state securities commission;

     b.   The  Company  is  in  good  standing  in  its  state of incorporation;

     c. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

11. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representative.

13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     Company:  34  Couples  Gallery,  Ballantrae  ON  L4A  1M6

     Consultant:  8094  138  Street, Vancouver,  BC,  V3A  8P9

     Or at such other locations as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

14. Severability. Every provision of this Agreement is intended to be severable. If any term of provision hereof is deemed unlawful or invalid for nay reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflict of laws.

16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

18. Acknowledgement Concerning Counsel. Each party acknowledges that if had the opportunity to employ separate and independent counsel of its own choosing in connections with this Agreement.

19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


BY:          /s/Terry  Clarke                    The  "Client"
             ----------------
      KOALA  INTERNATIONAL  WIRELESS  INC.


BY:          /s/  Zaireen Mehnaas                 The  "Consultant"
             -------------------
               Zaireen Mehnaas















                                  EXHIBIT 10.5

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT

     THIS AGREEMENT is made and entered into as of the 11th day of July 2003 by and between Koala International Wireless, Inc. hereinafter referred to as "Client", with its principal place of business at 34 Couples Gallery, Ballantrae, ON, L4A 1M6, and Tom Walsh hereinafter referred to as "Consultant", with its principal place of Business at 5905 212th Place S.W., Mt. Lake Terrace, WA, 98043.

RECITALS

A.   WHEREAS,  Client  is  a  developed  stage  company;  and

B. WHEREAS, the Consultant is generally knowledgeable in the areas of identifying acquisition targets consistent with the business operations of the Company and possesses experience in merger structure, corporate image advertising, business development and business strategy; and

C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general acquisition experience and specific merger structure experience for this type of Company, corporate image advertising, and business development and strategy expertise; and

D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties agree as follows:

1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

1.1 Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company in identifying acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions. Without limiting the generality of the foregoing. Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. Consultant will assist the Company in creating its corporate image advertising, business development and business strategy.

     This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets.

2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/of public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

3. Consideration. Client and Consultant agree that Consultant receive from the Client an initial payment of Eight Hundred Thousand (800,000) shares of Clients common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement.

4. Term. This Agreement shall be effective for a term of one year (1) year starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.

6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may is any way a result from services rendered by the Consultant pursuant to or in any connections with the Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

8.   Representations.  The  Consultant  makes  the  following  representation:

     a. Consultant has no prior or existing legally binding obligation that are in conflict with its entering into this Agreement;

     b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

     c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

     d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities law and regulation;

     e. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that is has implemented internal control procedures designed to reasonably insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include; the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required or the Company by any of its suppliers of potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and

     g. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or it a breach of any of the representations and warranties made by the Consultant herein occurs,

9.   The  Company  makes  the  following  representations:

     a. The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission the NASD, or the state securities commission;

     b.   The  Company  is  in  good  standing  in  its  state of incorporation;

     c. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

11. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representative.

13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     Company:  34  Couples  Gallery,  Ballantrae  ON  L4A  1M6

     Consultant:  5905  212th  Place  S.W.,  Mt.  Lake  Terrace  WA.  98043.

     Or at such other locations as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

14. Severability. Every provision of this Agreement is intended to be severable. If any term of provision hereof is deemed unlawful or invalid for nay reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflict of laws.

16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

18. Acknowledgement Concerning Counsel. Each party acknowledges that if had the opportunity to employ separate and independent counsel of its own choosing in connections with this Agreement.

19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


BY:          /s/Terry  Clarke                The  "Client"
             ----------------
      KOALA  INTERNATIONAL  WIRELESS  INC.


BY:          /s/Tom  Walsh                 The  "Consultant"
             -------------
              TOM  WALSH